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                                                                  Exhibit 11.1

                 STATEMENT OF COMPUTATION OF NET LOSS PER SHARE

                                                      YEAR ENDED DECEMBER 31,
                                                   ----------------------------
                                                        1995            1996
                                                   --------------  ------------

Net loss                                            $(11,693,454)  $(12,855,646)

Deemed dividend upon conversion of preferred stock           -       (5,431,871)
                                                   --------------  ------------

Net loss applicable to common stock                  (11,693,454)   (18,287,517)
                                                   --------------  ------------
                                                   --------------  ------------


Weighted average shares of
  common stock outstanding                             1,426,049     10,936,046

Shares related to Staff Accounting
  Bulletin topic 4D:
      Stock options and warrants                         897,836             -
                                                   --------------  ------------

Shares used in computing net loss per share            2,323,885     10,936,046
                                                   --------------  ------------
                                                   --------------  ------------

Net loss per share                                  $      (5.03)  $      (1.67)
                                                   --------------  ------------
                                                   --------------  ------------


PRO FORMA


Net loss applicable to common stock                 $(11,693,454)
                                                   --------------
                                                   --------------

Calculation of shares outstanding for
   computing pro forma net loss per share:

      Shares used in computing net loss per share      2,323,885

      Adjusted to reflect the effect of the
          assumed conversion of preferred stock        5,293,585
                                                   --------------

Shares used in computing pro forma net
   loss per share                                      7,617,470
                                                   --------------
                                                   --------------

Pro forma net loss per share                        $      (1.54)
                                                   --------------
                                                   --------------